     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997

                                                      REGISTRATION NO. 333-23407
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         Post-Effective AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AURORA BIOSCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          8731                         33-0669859
     (STATE OR JURISDICTION       (PRIMARY STANDARD INDUSTRIAL          I.R.S. EMPLOYER
      OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER
         ORGANIZATION)

                         11149 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 452-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                TIMOTHY J. RINK
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AURORA BIOSCIENCES CORPORATION
                         11149 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 452-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              THOMAS A. COLL, ESQ.                          JEFFREY S. MARCUS, ESQ.
             ERIC J. LOUMEAU, ESQ.                          TAMARA POWELL TATE, ESQ.
               COOLEY GODWARD LLP                           MORRISON & FOERSTER LLP
        4365 EXECUTIVE DRIVE, SUITE 1100                  1290 AVENUE OF THE AMERICAS
              SAN DIEGO, CA 92121                              NEW YORK, NY 10104
                 (619) 550-6000                                  (212) 468-8000

================================================================================

This Post-Effective Amendment No. 1 is being filed to deregister 449,816 shares of Common Stock (the "Option Shares") of Aurora Biosciences Corporation (the "Registrant") covered by the Form S-1 Registration Statement No. 333-23407, as amended (the "Registration Statement"). The Option Shares, which were issuable in connection with a firm commitment underwritten offering of Common Stock by the Registrant (the "Offering"), have not been sold as of the date of this Post-Effective Amendment No. 1 and are no longer being offered. The terms of the Offering are described in the prospectus filed as part of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 24th day of July, 1997.

                                          By:       /s/ TIMOTHY J. RINK

                                            ------------------------------------
                                            Timothy J. Rink
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                     DATE
---------------------------------------------   -----------------------------   ----------------

             /s/ TIMOTHY J. RINK                   Chairman of the Board,          July 24, 1997
---------------------------------------------   President and Chief Executive
     Timothy J. Rink, M.A., M.D., Sc.D.         Officer (Principal Executive
                                                          Officer)

                      *                          Senior Director of Finance        July 24, 1997
---------------------------------------------        and Administration
              Deborah J. Tower                    (Principal Financial and
                                                     Accounting Officer)
                      *                                   Director                 July 24, 1997
---------------------------------------------
          J. Gordon Foulkes, Ph.D.

                      *                                   Director                 July 24, 1997
---------------------------------------------
            James C. Blair, Ph.D.

                      *                                   Director                 July 24, 1997
---------------------------------------------
              Kevin J. Kinsella

                      *                                   Director                 July 24, 1997
---------------------------------------------
         Hugh Y. Rienhoff, Jr., M.D.

                      *                                   Director                 July 24, 1997
---------------------------------------------
                Lubert Stryer

                      *                                   Director                 July 24, 1997
---------------------------------------------
            Timothy J. Wollaeger

          * By: /s/ TIMOTHY J. RINK
---------------------------------------------
     Timothy J. Rink, M.A., M.D., Sc.D.
              Attorney-In-Fact

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